UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2024

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Constellation EME Express Equipment Services Program

On June 17, 2024, HOF Village Waterpark, LLC (“HOFV Waterpark”), a limited liability company and indirect wholly-owned subsidiary of the Hall of Fame Resort & Entertainment Company (the “Company”), a Delaware corporation, entered into a Customer Contract for EME Express Services Equipment Program (“Customer Contract”) with Constellation NewEnergy, Inc. (“Constellation”).

Pursuant to the Customer Contract, HOFV Waterpark secured $9,900,000.00 in financing from Constellation through its Efficiency Made Easy (“EME”) program to implement energy efficient measures to finance construction of the waterpark as part of Phase II development. In conjunction with the Customer Contract, Welty Building Construction, Ltd. (“Welty”) agreed to sell and deliver certain materials and equipment purchased by HOF Village Waterpark. In addition, Welty will act as HOFV Waterpark’s agent pursuant to an Agency Agreement (“Agency Agreement”) and will hold the funds in escrow and facilitate compliance with the EME requirements in exchange for a success fee of one percent (1%) of the total of EME program funds. Constellation will invoice HOFV Waterpark in 60 monthly installments which will begin June of 2024 for $216,467.00 with a total cost to HOFV Waterpark of $12,988,020.00.

Pursuant to the Customer Contract, as security for repayment, HOFV Waterpark was required to secure a surety bond (“Guarantee Bond”). The Hanover Insurance Company, a corporation organized and existing under the laws of the State of New Hampshire, provided a Guarantee Bond for the benefit of Constellation as adequate assurance of future performance in the amount of $9,900,000.00 with the penal sum stepping down annually provided no default has occurred.

The foregoing description of the Customer Contract and Agency Agreement does not purport to be complete and is qualified in its entirety by the full text of the Customer Contract which is attached hereto as Exhibit 10.1 and the Agency Agreement which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of General Counsel and Corporate Secretary

On June 17, 2024, Tara Charnes notified the Company of her resignation from the office of General Counsel and Corporate Secretary of the Company for personal reasons, effective as of August 31, 2024 (“Resignation Effective Date”). Ms. Charnes did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 21, 2024, Ms. Charnes and the Company entered into a consulting services agreement (the “Consulting Services Agreement”), pursuant to which Ms. Charnes agreed to provide consulting services to the Company following her Resignation Effective Date through December 31, 2024, subject to further extension by mutual agreement. During the consulting term, Ms. Charnes will provide up to 25 hours of service per month to the Company upon request. In consideration for such services, Ms. Charnes will receive the remainder of her 2023 annual bonus, a monthly retainer in the amount of $10,000, continuation of health benefits, and her right to any restricted stock units shall continue in accordance with the existing vesting schedule.

The foregoing description of the Consulting Services Agreement does not purpose to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Services Agreement, which is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 20, 2024, the Company made an investor presentation available, which is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Customer Contract for the EME Express Services Equipment Program, dated June 17, 2024, between HOF Village Waterpark, LLC, as customer, and Constellation NewEnergy, Inc., as service provider
10.2	Efficiency Made Easy Program Agency Agreement, dated June 17, 2024, between HOF Village Waterpark, LLC, as principal, and Welty Building Construction Ltd., as agent
10.3	Consulting Services Agreement, dated June 21, 2024, between HOF Village Newco, LLC and Tara Charnes, as consultant
99.1	Investor Presentation, dated June 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: June 21, 2024

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